MultiPlan Reports Second Quarter 2022 Results
–Q2 2022 Revenues of $290.1 million, Net Income of $13.5 million, and Adjusted EBITDA of $209.6 million
–Growth in revenues of 5.0% over Q2 2021, driven by an increase in identified potential medical cost savings to approximately $5.5 billion in Q2 2022
NEW YORK, NY — August 4, 2022 — MultiPlan Corporation (“MultiPlan” or the “Company”) (NYSE: MPLN), a leading value-added provider of data analytics and technology-enabled end-to-end cost management, payment and revenue integrity solutions to the U.S. healthcare industry, today reported financial results for the second quarter ended June 30, 2022.

“Once again, MultiPlan delivered strong operating results in second quarter 2022,” said Dale White, CEO of MultiPlan. “Moreover, we achieved several new milestones in the quarter, including continued expansion of our No Surprises Act services footprint and activity, investment in a leading data management and interoperability platform that offers a number of opportunities to enhance our technology, and developments with key customers that enhance our operational and financial visibility. As I look forward, I remain confident that the unique value we provide to the U.S. healthcare system, together with the investments we are making in our platform, will drive long-term growth and deepen our industry-leading position with our payor customers.”
The Company remains focused on its mission of delivering fairness, efficiency and affordability to the U.S. healthcare system and on driving sustained long-term growth by enhancing its product offerings to payors, extending into new payor customer segments, and expanding its platform to serve MultiPlan’s 1.3 million providers, its more than 700 payor customers, and 60 plus million consumers.

Business and Financial Highlights
•Revenues of $290.1 million for Q2 2022, an increase of 5.0% over Q2 2021 revenues of $276.3 million.
•Net income of $13.5 million for Q2 2022, compared to a net loss of $46.9 million for Q2 2021.

•Adjusted EBITDA of $209.6 million for Q2 2022, an increase of 2.1% over Q2 2021 Adjusted EBITDA of $205.3 million.

•Net Cash provided by operating activities of $40.7 million for Q2 2022, compared to $33.5 million for Q2 2021.

•Free Cash Flow of $21.8 million for Q2 2022, compared to $14.8 million for Q2 2021.

•The Company processed approximately $32.0 billion in claim charges during the second quarter of 2022, identifying potential medical cost savings of approximately $5.5 billion.

The second quarter 2022 results reflect an estimated COVID-related revenue impact of $4-6 million and an estimated COVID-related Adjusted EBITDA impact of $3-5 million, as compared to an estimated COVID-related revenue impact of $9-11 million and an estimated COVID-related Adjusted EBITDA impact of $7-9 million in Q2 2021.
2022 Financial Guidance
The Company is maintaining its Full Year 2022 guidance, detailed in the table below:

Financial Metric	Full Year 2022 Guidance
Revenues	$1,160 million to $1,200 million
Adjusted. EBITDA	$850 million to $875 million
Cash flow from operations	$380 million to $420 million
Capital expenditures	$90 million to $100 million
Interest expense	$280 million to $290 million
Depreciation	$65 million to $70 million
Amortization of intangible assets	$335 million to $345 million
Effective tax rate	25% to 28%

The Company’s annual guidance assumes an estimated COVID-related revenue impact of approximately $15-20 million, and an estimated COVID-related Adjusted EBITDA impact of approximately $12-16 million.
The Company anticipates Q3 2022 revenues between $280 million and $290 million and Adjusted EBITDA between $200 million and $210 million.

Conference Call Information
The Company will host a conference call today, Thursday, August 4, 2022 at 10:00 a.m. U.S. Eastern Daylight Time (ET) to discuss its financial results. Investors and analysts are encouraged to pre-register for the conference call by using the link below. Participants who pre-register will receive access details via email. Pre-registration may be completed at any time up to and following the call start time.
To pre-register, go to: https://ige.netroadshow.com/registration/q4inc/11353/multiplan-corporation-second-quarter-2022-earnings-conference-call/

A live webcast of the conference call can be accessed through the Investor Relations section of the Company’s website at investors.multiplan.com/events-and-presentations. Participants should join the webcast ten minutes prior to the start of the conference call. The earnings press release and supplemental slide deck will also be available on this section of the Company’s website.

For those unable to listen to the live conference call, a replay will be available approximately two hours after the call through the archived webcast on the Investor Relations section of the Company’s website or by dialing (866) 813-9403 or (929) 458-6194. The replay access code is 132537.

About MultiPlan

MultiPlan is committed to helping healthcare payors manage the cost of care, improve their competitiveness and inspire positive change. Leveraging sophisticated technology, data analytics and a team rich with industry experience, MultiPlan interprets clients' needs and customizes innovative solutions that combine its payment and revenue integrity, network-based and analytics-based services. MultiPlan is a trusted partner to over 700 healthcare payors in the commercial health, government and property and casualty markets. For more information, visit it www.multiplan.com.

Contacts

Investor Relations
Luke Montgomery, CFA
SVP, Finance & Investor Relations
MultiPlan
866-909-7427
investor@multiplan.com
Shawna Gasik
AVP, Investor Relations
MultiPlan
866-909-7427
investor@multiplan.com
Media Relations
Pamela Walker
AVP, Marketing & Communications
MultiPlan
781-895-3118
press@multiplan.com

Forward Looking Statements

This press release includes statements that express our and our subsidiaries’ opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements”. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “forecasts,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this press release, including the discussion of 2022 outlook, guidance and the impact of The No Surprises Act and COVID-19, and these forward-looking statements reflect management’s expectations regarding our future growth, results of operations, operational and financial performance and business prospects and opportunities. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting the business. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our actual financial results, including: the impact from the COVID-19 pandemic and its related effects on our projected results of operations, financial performance or other financial metrics; loss of our customers, particularly our largest customers; decreases in our existing market share or the size of our Preferred Provider Organization networks; effects of competition; effects of pricing pressure; the inability of our customers to pay for our services; decreases in discounts from providers; the loss of our existing relationships with providers; the loss of key members of our management team; pressure to limit access to preferred provider networks; the ability to achieve the goals of our strategic plans and recognize the anticipated strategic, operational, growth and efficiency benefits when expected; our ability to identify, complete and successfully integrate acquisitions; changes in our industry; interruptions or security breaches of our information technology systems and other cyber security attacks; our ability to protect proprietary applications; our inability to expand our network infrastructure; our ability to maintain effective internal controls over financial reporting; our ability to continue to attract, motivate and retain a large number of skilled employees, and adapt to the effects of inflationary pressure on wages; changes in our regulatory environment, including healthcare law and regulations; the expansion of privacy and security laws; heightened enforcement activity by government agencies; our ability to pay interest and principal on our notes and other indebtedness; the possibility that we may be adversely affected by other political, economic, business, and/or competitive factors; other factors disclosed in our Securities and Exchange Commission (“SEC”) filings; and other factors beyond our control.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by us. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Forward-looking statements speak only as of the date made. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Free Cash Flow, Unlevered Free Cash Flow and Adjusted cash conversion ratio. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial or operating performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Free Cash Flow, Unlevered Free Cash Flow and Adjusted cash conversion ratio are supplemental measures of MultiPlan’s performance that are not required by or presented in accordance with GAAP. These measures are not measurements of our financial or operating performance under GAAP, have limitations as analytical tools and should not be considered in isolation or as an alternative to net income (loss), cash flows or any other measures of performance prepared in accordance with GAAP.

EBITDA represents net income before interest expense, interest income, income tax provision, depreciation, amortization of intangible assets, and non-income taxes. Adjusted EBITDA is EBITDA as further adjusted by certain items as described in the table below.

In addition, in evaluating EBITDA and Adjusted EBITDA you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of EBITDA and Adjusted EBITDA. The presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. The calculations of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Based on our industry and debt financing experience, we believe that EBITDA and Adjusted EBITDA are customarily used by investors, analysts and other interested parties to provide useful information regarding a company’s ability to service and/or incur indebtedness.

We also believe that Adjusted EBITDA is useful to investors and analysts in assessing our operating performance during the periods these charges were incurred on a consistent basis with the periods during which these charges were not incurred. Both EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider either in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of the limitations are:

•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

•EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes; and

•Although depreciation and amortization are non-cash charges, the tangible assets being depreciated will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.

MultiPlan’s presentation of Adjusted EBITDA should not be construed as an inference that our future results and financial position will be unaffected by unusual items.

Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, all as disclosed in the Statements of Cash Flows. Unlevered Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, plus cash interest paid, all as disclosed in the Statements of Cash Flows. Free Cash Flow and Unlevered Free Cash Flow are measures of our operational performance used by management to evaluate our business after purchases of property and equipment and, in the case of Unlevered Free Cash Flow, prior to the impact of our capital structure. Free Cash Flow and Unlevered Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, MultiPlan’s definitions of Free Cash Flow and Unlevered Free Cash Flow are limited, in that they do not represent residual cash flows available for discretionary expenditures, due to the fact that the measures do not deduct the payments required for debt service, in the case of Unlevered Free Cash Flow, and other contractual obligations or payments made for business acquisitions.

Adjusted cash conversion ratio is defined as Unlevered Free Cash Flow divided by Adjusted EBITDA. MultiPlan believes that the presentation of the Adjusted cash conversion ratio provides useful information to investors because it is a financial performance measure that shows how much of its Adjusted EBITDA MultiPlan converts into Unlevered Free Cash Flow.

We have not reconciled the forward-looking Adjusted EBITDA guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses (including expenses relating to the business combination through which we became a public company), certain fair value measurements and costs related to the uncertainties caused by the global COVID-19 pandemic, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

MULTIPLAN CORPORATION
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$ 354,310	$ 185,328
Restricted cash	2,777	3,051
Trade accounts receivable, net	94,005	99,905
Prepaid expenses	17,078	24,910
Prepaid taxes	—	5,064
Other current assets, net	1,139	999
Total current assets	469,309	319,257
Property and equipment, net	222,022	213,238
Operating lease right-of-use assets	24,108	30,104
Goodwill	4,363,121	4,363,070
Other intangibles, net	3,114,756	3,285,037
Other assets, net	22,505	9,701
Total assets	$ 8,215,821	$ 8,220,407
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$ 12,137	$ 13,005
Accrued interest	55,199	55,685
Accrued taxes	3,066	—
Operating lease obligation, short-term	7,072	6,883
Current portion of long-term debt	13,250	13,250
Accrued compensation	30,689	25,419
Other accrued expenses	26,585	27,666
Total current liabilities	147,998	141,908
Long-term debt	4,877,670	4,879,144
Operating lease obligation, long-term	20,414	26,725
Private Placement Warrants and Unvested Founder Shares	66,408	74,000
Deferred income taxes	694,395	753,825
Other liabilities	83	135
Total liabilities	5,806,968	5,875,737
Commitments and contingencies (Note 6)
Shareholders’ equity:
Shareholder interests
Preferred stock, $0.0001 par value — 10,000,000 shares authorized; no shares issued	—	—
Common stock, $0.0001 par value — 1,500,000,000 shares authorized; 666,176,911 and 665,456,180 issued; 639,059,505 and 638,338,774 shares outstanding	67	67
Additional paid-in capital	2,318,353	2,311,660
Retained earnings	282,602	225,112
Treasury stock — 27,117,406 and 27,117,406 shares	(192,169)	(192,169)
Total shareholders’ equity	2,408,853	2,344,670
Total liabilities and shareholders’ equity	$ 8,215,821	$ 8,220,407

MULTIPLAN CORPORATION
Unaudited Condensed Consolidated Statements of Income (Loss) and Comprehensive Income (Loss)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues	$ 290,128	$ 276,272	$ 588,174	$ 531,136
Costs of services (exclusive of depreciation and amortization of intangible assets shown below)	49,977	44,368	97,049	84,098
General and administrative expenses	40,085	39,927	72,673	71,923
Depreciation	17,171	17,008	33,767	33,173
Amortization of intangible assets	85,127	85,167	170,281	169,875
Total expenses	192,360	186,470	373,770	359,069
Operating income	97,768	89,802	214,404	172,067
Interest expense	72,696	64,004	144,141	127,721
Interest income	(46)	(7)	(58)	(11)
Gain on investments	—	(25)	(289)	(25)
Loss (gain) on change in fair value of Private Placement Warrants and Unvested Founder Shares	5,149	81,560	(7,592)	41,185
Net income (loss) before taxes	19,969	(55,730)	78,202	3,197
Provision (benefit) for income taxes	6,457	(8,798)	20,712	4,252
Net income (loss)	$ 13,512	$ (46,932)	$ 57,490	$ (1,055)

Weighted average shares outstanding – Basic	639,001,506	655,609,718	638,750,938	655,361,621
Weighted average shares outstanding – Diluted	640,097,349	655,609,718	639,709,247	655,361,621

Net income (loss) per share – Basic	$ 0.02	$ (0.07)	$ 0.09	$ (0.00)
Net income (loss) per share – Diluted	$ 0.02	$ (0.07)	$ 0.09	$ (0.00)

Comprehensive income (loss)	$ 13,512	$ (46,932)	$ 57,490	$ (1,055)

MULTIPLAN CORPORATION
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2022	2021
Operating activities:
Net income (loss)	$ 57,490	$ (1,055)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	33,767	33,173
Amortization of intangible assets	170,281	169,875
Amortization of the right-of-use asset	3,339	3,525
Stock-based compensation	7,234	8,442
Deferred income taxes	(59,481)	303
Non-cash interest costs	5,192	5,805
Gain on equity investments	(289)	—
Loss on disposal of property and equipment	2,785	685
(Gain) loss on change in fair value of Private Placement Warrants and Unvested Founder Shares	(7,592)	41,185
Changes in assets and liabilities, net of assets acquired and liabilities assumed from acquisitions:
Accounts receivable, net	5,900	4,952
Prepaid expenses and other assets	9,888	2,468
Prepaid taxes	5,064	(54,148)
Operating lease obligation	(5,403)	(3,417)
Accounts payable and accrued expenses and other	7,464	(7,404)
Net cash provided by operating activities	235,639	204,389
Investing activities:
Purchases of property and equipment	(43,399)	(36,787)
Proceeds from sale of investment	289	5,641
Purchase of equity investments	(15,000)	—
HST Acquisition, net of cash acquired	—	(28)
DHP Acquisition, net of cash acquired	—	(149,676)
Net cash used in investing activities	(58,110)	(180,850)
Financing activities:
Repayments of Term Loan B	(6,625)	—
Taxes paid on settlement of vested share awards	(2,196)	(2,323)
Net cash used in financing activities	(8,821)	(2,323)
Net increase in cash, cash equivalents and restricted cash	168,708	21,216
Cash, cash equivalents and restricted cash at beginning of period	188,379	126,755
Cash, cash equivalents and restricted cash at end of period	$ 357,087	$ 147,971

Cash and cash equivalents	$ 354,310	$ 147,971
Restricted cash	2,777	—
Cash, cash equivalents and restricted cash at end of period	$ 357,087	$ 147,971

Noncash investing and financing activities:
Purchases of property and equipment not yet paid	$ 4,589	$ 3,913
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$ 40	$ 1,025
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$ (139,013)	$ (123,115)
Income taxes, net of refunds	$ (72,452)	$ (68,766)

MULTIPLAN CORPORATION
Calculation of EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021

Net income (loss)	$ 13,512	$ (46,932)	$ 57,490	$ (1,055)
Adjustments:
Interest expense	72,696	64,004	144,141	127,721
Interest income	(46)	(7)	(58)	(11)
Income tax provision	6,457	(8,798)	20,712	4,252
Depreciation	17,171	17,008	33,767	33,173
Amortization of intangible assets	85,127	85,167	170,281	169,875
Non-income taxes	440	489	993	1,002
EBITDA	$ 195,357	$ 110,931	$ 427,326	$ 334,957
Adjustments:
Other expenses, net	2,543	53	1,653	711
Integration expenses	1,024	4,129	2,696	4,688
Loss (gain) on change in fair value of Private Placement Warrants and Unvested Founder Shares	5,149	81,560	(7,592)	41,185
Transaction-related expenses	1,457	1,206	4,012	6,431
Gain on investments	—	(25)	(289)	(25)
Stock-based compensation	4,104	7,474	7,234	8,442
Adjusted EBITDA	$ 209,634	$ 205,328	$ 435,040	$ 396,389

Calculation of Unlevered Free Cash Flow and Adjusted Cash Conversion Ratio

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021

Net cash provided by operating activities	$ 40,702	$ 33,482	$ 235,639	$ 204,389
Purchases of property and equipment	(18,945)	(18,674)	(43,399)	(36,787)
Free Cash Flow	21,757	14,808	192,240	167,602
Interest paid	92,816	100,836	139,013	123,115
Unlevered Free Cash Flow	$ 114,573	$ 115,644	$ 331,253	$ 290,717

Adjusted EBITDA	$ 209,634	$ 205,328	$ 435,040	$ 396,389
Adjusted Cash Conversion Ratio	55%	56%	76%	73%

Net cash used in investing activities	$ (33,945)	$ (18,452)	$ (58,110)	$ (180,850)
Net cash used in financing activities	$ (3,551)	$ (2,091)	$ (8,821)	$ (2,323)